Exhibit 99.1

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Priority Technology Holdings, Inc. Announces First Quarter 2020 Financial Results

ALPHARETTA, GA - May 13, 2020 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, today announced its first quarter 2020 financial results.

Highlights of Consolidated Results

First Quarter 2020, Compared with First Quarter 2019

•	Revenues of $96.9 million increased 10.6% from $87.6 million.

•	Gross profit of $30.6 million increased 11.0% from $27.5 million.

•	Gross profit margin of 31.5% increased 11 basis points from 31.4%.

•	Income from operations of $3.6 million increased $2.6 million from $1.0 million.

•	Net loss of $5.9 million decreased $0.6 million from $6.4 million.

•
Adjusted EBITDA of $15.8 million increased 26.8% from $12.5 million. The Company’s non-GAAP adjusted EBITDA measure is net loss before interest, taxes, depreciation and amortization (EBITDA), further adjusted for non-cash stock-based compensation and certain expenses considered non-recurring.

•	Merchant bankcard processing dollar volume of $10.6 billion increased 2.6% from $10.3 billion.

"Despite the coronavirus outbreak, we experienced excellent growth in the first quarter of 2020, reflecting the continuing momentum and fundamental strength of our business segments," said Tom Priore, Executive Chairman and CEO of Priority. "Starting in mid-March, COVID-19 began to negatively impact the Company’s daily consumer payment processing volumes as the pandemic spread across the United States and restrictive shelter-in-place requirements were instituted. However, these headwinds were offset by revenue growth in our defensively positioned and counter-cyclical integrated partner payment solutions for the rent, hospitality, healthcare and B2B markets. As a result, we were able to slightly outperform our expectations for the first quarter.”

Non-GAAP Adjusted EBITDA

Selling, general and administrative expenses included certain operating expenses that the Company considers non-recurring in nature. These expenses totaled $1.4 million and $1.2 million in the first quarters of 2020 and 2019, respectively. In 2020, these expenses included $0.9 million associated with transition services from YapStone, Inc. related to the integration of the March 2019 asset acquisition, and $0.5 million for certain legal services. In 2019, these expenses included $0.7 million for accounting services associated with the conversion to a public company, and $0.5 million for certain legal services.

Other income (expense), net in the first quarter of 2020 included $0.6 million of non-operating expenses that the Company considers non-recurring in nature. These expenses were $0.4 million of debt modification expenses and a $0.2 million non-cash write-off of the carrying value of an equity-method investment.

Also, salaries and employee benefits included $0.3 million and $1.2 million of non-cash stock-based compensation in the first quarters of 2020 and 2019, respectively.

Non-GAAP adjusted EBITDA, which excludes these expenses, was $15.8 million in the first quarter of 2020 and $12.5 million in the first quarter of 2019. See “Non-GAAP Financial Measures” and the reconciliation of adjusted EBITDA to its most comparable GAAP measure provided below for additional information.

Discussion of Reportable Segment Results

Consumer Payments Reportable Segment

Consumer Payments revenue in the first quarter of 2020 increased 8.9% to $86.0 million, compared with $79.0 million in the first quarter of 2019.

Merchant bankcard volume processed in the first quarter of 2020 of $10.4 billion grew by 1.7%, as compared with $10.2 billion in the first quarter of 2019. Merchant bankcard transactions of 119.4 million in the first quarter of 2020 declined by 1.2%, as compared with 120.9 million in the first quarter of 2019. Average ticket of $86.97 grew 3.0% in the first quarter of 2020, as compared with $84.47 in the first quarter of 2019.

Consumer Payments income from operations in the first quarter of 2020 was $7.2 million, compared with $7.7 million in the first quarter of 2019. Costs of services of $62.7 million increased $6.7 million, depreciation and amortization of $8.6 million increased $0.8 million, and other operating expenses of $7.6 million increased $0.1 million.

Commercial Payments Reportable Segment

Commercial Payments revenue in the first quarter of 2020 was $6.4 million, a decrease of $0.3 million compared with $6.7 million in the first quarter of 2019. Revenue from CPX accounts payable automated solutions of $1.6 million in the first quarter of 2020 increased 31.4% compared with $1.2 million in the first quarter of 2019. Revenue from curated managed services programs of $4.8 million in the first quarter of 2020 decreased by $0.7 million compared with $5.4 million in the first quarter of 2019. The managed services decline was largely driven by lower program activity and lower incentive revenue.

Commercial Payments income from operations in the first quarter of 2020 was $0.8 million, compared with a loss from operations of $0.5 million in the first quarter of 2019. Costs of services of $2.9 million decreased $0.9 million, and other operating expenses, including depreciation and amortization, decreased $0.6 million.

Integrated Partners Reportable Segment

Integrated Partners revenue in the first quarter of 2020 was $4.5 million, an increase of $2.6 million compared with $2.0 million in the first quarter of 2019. Priority Real Estate Technology ("PRET") comprised $4.0 million of this reportable segment’s revenue in the first quarter of 2020. PRET is comprised of the assets acquired from YapStone, Inc. in March 2019 and the net assets acquired from RadPad Holdings, Inc. in July 2019. Revenue from Priority PayRight Health Solutions and Priority Hospitality Technology, which commenced operations in April 2019 and February 2019, respectively, comprised the remainder of this reportable segment’s revenue.

Integrated Partners income from operations in the first quarter of 2020 was $0.4 million, compared with a loss from operations of $0.2 million in the first quarter of 2019. Costs of services of $0.8 million increased $0.4 million, depreciation and amortization of $1.3 million increased $0.6 million, and other operating expenses of $2.1 million increased $0.9 million. Depreciation and amortization expense is primarily related to assets acquired from YapStone, Inc. Other operating expenses included $0.9 million of temporary transition services from YapStone, Inc. related to integration of the asset acquisition. Integrated Partners adjusted income from operations in the first quarter of 2020, excluding these temporary transition services, was $1.3 million. See “Non-GAAP Financial Measures” and the reconciliation of Integrated Partners adjusted income from operations to its most comparable GAAP measure provided below for additional information.

Corporate

Corporate expense in the first quarter of 2020 was $4.7 million, compared with $6.1 million in the first quarter of 2019. Non-recurring operating expenses were $0.5 million in the first quarter of 2020 and $1.2 million in the first quarter 2019. Excluding non-recurring operating expenses, Corporate expense was $4.2 million and $4.9 million in the first quarter of 2020 and 2019, respectively. See “Non-GAAP Financial Measures” and the reconciliation of adjusted Corporate expense to its most comparable GAAP measure provided below for additional information.

Outlook

Priority continues to closely monitor the business impact of the COVID-19 outbreak. Our top priority is to ensure the health and safety of our employees, and the communities in which we live and work. We have taken numerous actions to safeguard our team members, such as encouraging work from home and canceling business travel. The Company is operating normally, and we have not incurred, nor do we anticipate incurring, any significant impact to service operations.

In April 2020, the Company implemented several actions to reduce expenses and preserve cash in order to mitigate the financial impact of COVID-19, including the furlough of 47 employees, reduction of 21 full-time contractors, freezing of new hires, and postponement of certain capital expenditures.

Priore concluded, “As the effects of the COVID-19 pandemic persist, we will continue to leverage our industry-leading technology and service capabilities to deliver solutions our merchants need to sustain their businesses. Given the uncertainty of the duration and severity of the pandemic, however, we have suspended our financial guidance for 2020 until we have greater visibility into the remainder of the year."

Conference Call

Priority Technology Holdings, Inc.’s leadership will host a conference call on Thursday, May 14, 2020 at 11:00 a.m. EDT to discuss its first quarter 2020 financial results. Participants can access the call by Phone: US/Canada: (877) 501-3161 or International: (786) 815-8443.

Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/r8zh6ifi and will also be posted in the “Investor Relations” section of the Company’s website at www.PRTH.com.

An audio replay of the call will be available shortly after the conference call until May 17, 2020 at 11:30 am Eastern Time. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 5295355. Alternatively, you may access the webcast replay in the “Investor Relations” section of the Company’s website at www.PRTH.com.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Gross Profit and Gross Profit Margin

The Company’s non-GAAP gross profit metric represents revenues less costs of services. Gross profit margin is gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends.

Adjusted Integrated Partners Income (Loss) from Operations and Adjusted Corporate Expense

Adjusted Integrated Partners income (loss) from operations and adjusted Corporate expense in the first quarter of 2020 have been negatively affected by non-recurring operating expenses largely associated with certain legal services and transition services from YapStone, Inc. We review these non-GAAP measures to evaluate our underlying profitability performance and trends.

Adjusted EBITDA and Consolidated Adjusted EBITDA

EBITDA is earnings before interest, income tax, depreciation and amortization expenses (“EBITDA”). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of an equity-method investment, as well as debt modification expenses and other non-recurring expenses, including certain legal and transition services expenses. Consolidated adjusted EBITDA begins with Adjusted EBITDA but further includes adjustments for the pro-forma impact of acquisitions, as well as adjustments to exclude other professional and consulting fees and certain other tax expenses and other adjustments. We review these non-GAAP adjusted EBITDA and consolidated adjusted EBITDA measures to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliations of gross profit, gross profit margin, adjusted Integrated Partners income (loss) from operations, adjusted Corporate expense, adjusted EBITDA and consolidated adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP, are shown in the attached schedules to this press release.

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company’s outlook.

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, our 2020 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC on March 30, 2020 and May 13, 2020, respectively. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except per share amounts)	Quarter Ended March 31,
	2020	2019

REVENUES	$96,933	$87,646

OPERATING EXPENSES:
Costs of services	66,364	60,106
Salary and employee benefits	10,129	10,899
Depreciation and amortization	10,272	8,925
Selling, general and administrative	6,609	6,750
Total operating expenses	93,374	86,680

Income from operations	3,559	966

OTHER INCOME (EXPENSES):
Interest expense	(10,315)	(9,363)
Other (expense) income, net	(346)	227
Total other expenses, net	(10,661)	(9,136)

Loss before income taxes	(7,102)	(8,170)

Income tax benefit	(1,233)	(1,724)

Net loss	$(5,869)	$(6,446)

Loss per common share:
Basic and diluted	$(0.09)	$(0.10)

Weighted-average common shares outstanding:
Basic and diluted	67,061	67,164

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Balance Sheets
Unaudited

(in thousands)	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$2,858	$3,234
Restricted cash	36,873	47,231
Accounts receivable, net of allowance for doubtful accounts	37,362	37,993
Prepaid expenses and other current assets	3,445	3,897
Current portion of notes receivable	1,266	1,326
Settlement assets	456	533
Total current assets	82,260	94,214

Notes receivable, less current portion	5,382	4,395
Property, equipment, and software, net	24,060	23,518
Goodwill	109,515	109,515
Intangible assets, net	175,303	182,826
Deferred income taxes, net	50,890	49,657
Other non-current assets	509	380
Total assets	$447,919	$464,505

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$24,413	$26,965
Accrued residual commissions	18,326	19,315
Customer deposits and advance payments	3,281	4,928
Current portion of long-term debt	7,866	4,007
Settlement obligations	30,665	37,789
Total current liabilities	84,551	93,004

Long-term debt, net of current portion, discounts and debt issuance costs	483,319	485,578
Other non-current liabilities	6,269	6,612
Total long-term liabilities	489,588	492,190

Total liabilities	574,139	585,194

Stockholders' deficit:
Preferred stock	—	—
Common stock	68	68
Additional paid-in capital	3,989	3,651
Treasury stock, at cost	(2,388)	(2,388)
Accumulated deficit	(133,543)	(127,674)
Total Priority Technology Holdings, Inc. stockholders' deficit	(131,874)	(126,343)
Non-controlling interest in a subsidiary	5,654	5,654
Total stockholders' deficit	(126,220)	(120,689)

Total liabilities and stockholders' deficit	$447,919	$464,505

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
Unaudited

(in thousands)	Quarter Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(5,869)	$(6,446)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of assets	10,272	8,925
Stock-based compensation	338	1,160
Amortization of debt issuance costs and discounts	460	405
Benefit for deferred income taxes, net of change in allowance	(1,233)	(1,621)
Payment-in-kind interest	1,391	1,210
Other non-cash items	208	(168)
Change in operating assets and liabilities:
Accounts receivable	631	(2,252)
Settlement assets and obligations, net	(7,047)	2,285
Prepaid expenses and other current assets	390	(752)
Notes receivable	(927)	(324)
Accounts payable and other accrued liabilities	(3,541)	(4,089)
Customer deposits and advance payments	(1,647)	455
Other assets and liabilities	(680)	(28)
Net cash used in operating activities	(7,254)	(1,240)

Cash flows from investing activities:
Additions to property, equipment and software	(2,281)	(2,382)
Acquisitions of intangible assets	(948)	(79,612)
Other investing activity	—	(184)
Net cash used in investing activities	(3,229)	(82,178)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	—	69,650
Repayment of long-term debt	(1,002)	(823)
Debt modification costs	(2,749)	—
Borrowings under revolving credit facility	3,500	10,000
Net cash (used in) provided by financing activities	(251)	78,827

Net change in cash and restricted cash:
Net decrease in cash and restricted cash	(10,734)	(4,591)
Cash and restricted cash at beginning of year	50,465	33,831
Cash and restricted cash at March 31	$39,731	$29,240

Supplemental cash flow information:
Cash paid for interest	$8,186	$7,126

PRIORITY TECHNOLOGY HOLDINGS, INC.
Reportable Segments' Results
Unaudited

(in thousands)	Quarter Ended March 31,
	2020	2019

Consumer Payments:
Revenue	$86,031	$79,009
Operating expenses	78,879	71,290
Income from operations	$7,152	$7,719
Operating margin	8.3%	9.8%
Depreciation and amortization	$8,583	$7,808

Key indicators:
Merchant bankcard processing dollar value	$10,386,748	$10,210,755
Merchant bankcard transaction volume	119,431	120,884

Commercial Payments:
Revenue	$6,368	$6,658
Operating expenses	5,604	7,109
Income (loss) from operations	$764	$(451)
Operating margin	12.0%	(6.8)%
Depreciation and amortization	$76	$98

Key indicators:
Merchant bankcard processing dollar value	$72,677	$69,897
Merchant bankcard transaction volume	25	30

Integrated Partners:
Revenue	$4,534	$1,979
Operating expenses	4,166	2,212
Income (loss) from operations	$368	$(233)
Operating margin	8.1%	(11.8)%
Depreciation and amortization	$1,311	$691

Key indicators:
Merchant bankcard processing dollar value	$124,518	$33,985
Merchant bankcard transaction volume	448	128

Income from operations of reportable segments	$8,284	$7,035
Less: Corporate expense	(4,725)	(6,069)
Consolidated income from operations	$3,559	$966
Corporate depreciation and amortization	$302	$328

Key indicators:
Merchant bankcard processing dollar value	$10,583,943	$10,314,637
Merchant bankcard transaction volume	119,904	121,042

PRIORITY TECHNOLOGY HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited

The non-GAAP reconciliations of Consolidated Gross Profit, Consolidated Gross Profit Margin, Adjusted Integrated Partners Income (Loss) from Operations, and Adjusted Corporate Expense to the most directly comparable financial measures calculated and presented in accordance with GAAP, are shown in the table below:

(in thousands)	Quarter Ended March 31,
	2020	2019

Consolidated - Gross Profit:
Revenues	$96,933	$87,646
Costs of services	66,364	60,106
Consolidated gross profit (non-GAAP)	$30,569	$27,540

Consolidated gross profit margin (non-GAAP)	31.5%	31.4%

Integrated Partners - Adjusted Income (Loss) from Operations:
Income (loss) from operations	$368	$(233)
Non-recurring expenses	896	—
Adjusted Integrated Partners income (loss) from operations (non-GAAP)	$1,264	$(233)

Corporate Expense - Adjusted:
Corporate expense	(4,725)	(6,069)
Non-recurring expenses	498	1,185
Adjusted Corporate Expense (non-GAAP)	$(4,227)	$(4,884)

PRIORITY TECHNOLOGY HOLDINGS, INC.
Reconciliations of Non-GAAP EBITDA Measures
Unaudited

The non-GAAP reconciliations of EBITDA, Adjusted EBITDA, and Consolidated Adjusted EBITDA to consolidated net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the table below:

(in thousands)	Quarter Ended March 31,
	2020	2019

Consolidated Net Loss (GAAP)	$(5,869)	$(6,446)
Add: Interest expense (1)	10,315	9,363
Add: Depreciation and amortization	10,272	8,925
Less: Income tax benefit	(1,233)	(1,724)
EBITDA (non-GAAP)	13,485	10,118
Further adjusted by:
Add: Non-cash stock-based compensation	338	1,160
Add: Non-recurring expenses:
Debt modification expenses	376	—
Write-off of an equity-method investment	211	—
Certain legal services (2)	474	514
Professional, accounting and consulting fees (3)	24	671
YapStone transition services	896	—
Adjusted EBITDA (non-GAAP)	15,804	12,463
Further adjusted by:
Add: Pro-forma impact of acquisitions	—	2,995
Add: Other professional and consulting fees	375	395
Less: Other tax expenses and other adjustments	—	(169)
Consolidated Adjusted EBITDA (non-GAAP) (4)	$16,179	$15,684

(1) Interest expense includes amortization of debt issuance costs and discount.

(2) Legal expenses related to business and asset acquisition activity, settlement negotiation and other litigation expenses.

(3) Primarily transaction-related, capital markets and accounting advisory services.

(4) Presented to reflect the definition in the Company's credit agreements, as amended. Until December 31, 2019, the Consolidated Adjusted EBITDA of the Borrowers under the credit agreements excluded expenses of Priority Technology Holdings, Inc., which is neither a Borrower nor a guarantor under the credit agreements, subsequent to the Business Combination. Effective December 31, 2019, in accordance with the Sixth Amendment to the Company's Credit and Guaranty Agreement, the Consolidated Adjusted EBITDA of the Borrowers under the credit agreements includes expenses of Priority Technology Holdings, Inc. Consolidated Adjusted EBITDA of the Borrowers was approximately $16.2 million and $19.4 million for the quarters ended March 31, 2020 and 2019, respectively. The 2019 amount excludes $3.7 million of expenses of Priority Technology Holdings, Inc.